Exhibit 99.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002*

In connection with the Annual Report of the Symmetricom, Inc. Tax Deferred Savings Plan (the “Plan”) on Form 11-K for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Deborah E. Mackie, VP Human Resources and Facilities, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of the Plan.

/s/    DEBORAH E. MACKIE

Deborah E. Mackie

VP Human Resources and Facilities

June 27, 2003

*	The foregoing certification has been provided in accordance with the requirements of Section 906 of the Sarbanes-Oxley Act. Because it is an employee benefit plan, the Symmetricom, Inc. Tax Deferred Savings Plan does not have results of operations.